UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 28, 2008

333-64122
(Commission file number)

Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around May 28, 2008, the Board of Directors of Blast Energy Services, Inc. (the “Company” or “Blast”) appointed Michael L. Peterson as a Director of Blast, effective on May 28, 2008.

Michael L. Peterson’s biographical information is described below:

Michael L. Peterson, age 46

Mr. Peterson was appointed as a Director of Blast on May 28, 2008.  In addition to serving as a Director of the Company, he is currently serving as the managing partner of California-based, Pascal Management, which he also co-founded where he has worked since January 2006.  From January 2005 to December 2005, he was managing partner of American International Partners, a venture investment fund based in Salt Lake City, Utah, which he also co-founded.  From August 2004 to December 2004, Mr. Peterson was self employed as a consultant. Prior to that, from January 2000 to July 2004 Mr. Peterson served as a First Vice President at Merrill Lynch, in San Francisco, California, where he established a new private client services division to work exclusively with high net worth investors.  He was employed from September 1989 to January 2000 by Goldman Sachs & Co., in San Francisco California, as a Vice President, where he managed a team of professionals that advised and managed over $7 billion in assets. Also, since February 2006, Mr. Peterson has served as a Director of  AE Biofuels, Inc. (AEBF.OB).

Mr. Peterson received his MBA in 1989 at Brigham Young University’s Marriott School of Management and a BS in Statistics and Computer Science from Brigham Young University in 1985.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
99.1*	Press Release (June 3, 2008)

*Filed herewith

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

	By:	/s/ John MacDonald, CFO
John MacDonald
Chief Financial Officer
Principal Accounting Officer

Date: June 3, 2008